LEGG MASON PARTNERS INVESTMENT FUNDS, INC.

LMP Government Securities Fund Inc.
LMP Investment Grade Bond Fund Inc.
LMP Real Return Strategy Fund Inc.

Sub-Item 77C

Registrant incorporates by reference Registrant's
Proxy Statement Pursuant to Section 14a of the Securities Exchange Act of 1934 dated August 7, 2006 filed on August 7,2006.
(Accession No. 0001193125-06-163709)